Exhibit 99.1

Contact: TomoTherapy Incorporated Stephen C. Hathaway, CFO 608-824-2800
TomoTherapy Reports First Quarter Financial Results
Earnings call to be held at 8:30 a.m. ET on Wednesday, May 13, 2009
Madison, Wis. — May 12, 2009 — TomoTherapy Incorporated (NASDAQ: TOMO), producer of the Hi ·Art® treatment system for advanced radiation therapy, today released financial results for the first quarter ended March 31, 2009.
First Quarter Results
First quarter 2009 revenue was $30.6 million, a decrease of 21% from $38.9 million in the first quarter of 2008. The company reported a first quarter 2009 operating loss of $14.0 million, a 17% increase from a $12.0 million operating loss for the same period last year. The company incurred a net loss attributable to shareholders of $13.0 million, or $0.26 per share, for the first quarter of 2009, compared to a net loss attributable to shareholders of $6.2 million, or $0.12 per share, for the first quarter of 2008. In the fourth quarter of 2008, the Company recorded a valuation allowance against its deferred tax assets; therefore, the 2009 results do not include any federal income tax benefit.
The company continues to maintain a strong financial position, closing the first quarter of 2009 with $158 million of cash, cash equivalents and short-term investments.
As of March 31, 2009, TomoTherapy had a revenue backlog of $157 million, an 11% decrease from its $176 million backlog as of December 31, 2008. Backlog only includes firm orders that have installation sites identified and that the company believes are likely to ship within the next two years. The company added $4 million of equipment orders during the first quarter of 2009, but its backlog does not include any revenue from service contracts, which due to the growing installed base, represents a growing portion of the company’s overall revenue.
“Our first quarter financial results were in line with our internal expectations,” said Fred Robertson, TomoTherapy’s CEO. “Despite a continued weak sales environment resulting primarily from tighter capital spending in the U.S. hospital sector, the company increased its cash position in the quarter and maintains a strong balance sheet. Given the current economic environment, we have closely managed costs, with operating expenses down 18% from the first quarter of last year. Importantly, we continue to report improved performance in our service organization. The average cost per service contract declined 11% from the same quarter a year ago, and we reported strong uptime of 97.8% across our installed base during the first quarter of 2009.”
Robertson added, “New orders continue to be impacted by concerns about the economy, especially in the U.S. While we are intently focused on initiatives to drive orders, it is a challenging environment, and we continue to see customers delay their purchasing decisions. Despite the near-term challenges, we remain confident in TomoTherapy’s technology and its future potential. We firmly believe that ours is the most advanced and effective system to deliver high-quality cancer care.”
Outlook
Management is lowering its 2009 revenue guidance to $170 million to $190 million from the previously announced $180 million to $210 million. There is no change to the prior earnings guidance — management still expects a 2009 loss in the range of $0.60 to $0.85 per share. The company remains committed to strong cash management and continues to believe that it will be marginally cash flow negative in 2009.
The company’s quarterly revenue is driven by the installation of a relatively small number of units. Thus, if a few customers defer installation of a Hi ·Art system for even a short period of time, recognition of a significant amount of revenue may be deferred to a subsequent period. Even though the company has improved its ability to project its conversion of backlog into revenue, it is particularly difficult to predict the effects of certain external factors such as construction delays and credit issues, which can affect the timing of deliveries. Thus, management is not providing specific quarterly guidance. However, management continues to anticipate 30% to 40% of the Company’s revenue will be generated in the first half of the year.
Form 10-Q Filing
The company will also file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 on or before May 15, 2009. Although, the original due date for the Form 10-Q was May 11, 2009, it will be filed within the time frame allowed by Rule 12b-25, which provides that the Form 10-Q may be filed no later than the fifth calendar day following the original due date.
Investor Conference Call
TomoTherapy will conduct a conference call regarding its first quarter 2009 results at 8:30 a.m. ET tomorrow, May 13, 2009 (7:30 a.m. CT). To hear a live Webcast or replay of the call, visit the Investor Relations page at TomoTherapy.com, where it will be archived for two weeks. To access the call via telephone, dial 866-578-5788 from inside the United States or 1-617-213-8057 from outside the United States, and enter passcode 24871094. The replay can be accessed by dialing 1-888-286-8010 from inside the United States or 1-617-801-6888 from outside the United States and entering passcode 82822912. The telephone replay will be available through 11:59 p.m. CT on Friday, May 15, 2009.

About TomoTherapy Incorporated
TomoTherapy Incorporated has developed, manufactures and sells the TomoTherapy® Hi ·Art ® treatment system, an advanced radiation therapy system for the treatment of a wide variety of cancers. The Hi ·Art treatment system combines integrated CT imaging with radiation therapy to deliver radiation treatment with speed and precision while reducing radiation exposure to surrounding healthy tissue, which can lead to improved patient outcomes. The company’s stock is traded on the NASDAQ Global Select Market under the symbol “TOMO.” To learn more about TomoTherapy, please visit TomoTherapy.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning market acceptance of the company’s technology; growth drivers; the company’s orders, revenue, backlog or earnings growth; future financial results and any statements using the terms “should,” “believe,” “outlook,” “expect,” “anticipate” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include: demand for the company’s products; impact of sales cycles and competitive products and pricing; the effect of economic conditions and currency exchange rates; the company’s ability to develop and commercialize new products; its reliance on sole or limited-source suppliers; its ability to increase gross margins; the company’s ability to meet U.S. Food and Drug Administration (FDA) and other regulatory agency product clearance and compliance requirements; the possibility that material product liability claims could harm future revenue or require the company to pay uninsured claims; the company’s ability to protect intellectual property; the impact of managed care initiatives, other health care reforms and/or third-party reimbursement levels for cancer care; potential loss of key distributors or key personnel; risk of interruptions to its operations due to terrorism, disease or other events beyond the company’s control; and the other risks listed from time to time in the company’s filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. TomoTherapy assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events or otherwise.

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three months ended March 31,
	2009	2008
	(unaudited)

Revenue	$30,623	$38,900
Cost of revenue	28,084	30,682

Gross profit	2,539	8,218

Operating expenses:
Research and development	5,849	9,525
Selling, general and administrative	10,652	10,668

Total operating expenses	16,501	20,193

Loss from operations	(13,962)	(11,975)
Other income (expense):
Interest income	697	1,774
Interest expense	(14)	(11)
Other expense, net	(256)	(74)

Total other income	427	1,689

Loss before income tax and noncontrolling interests	(13,535)	(10,286)
Income tax benefit	(100)	(4,114)

Net loss	(13,435)	(6,172)
Noncontrolling interests	436	—

Net loss attributable to shareholders	(12,999)	(6,172)

Loss per common share — basic and diluted	$(0.26)	$(0.12)

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31,	December 31,
	2009	2008

ASSETS
Cash and equivalents	$66,629	$65,967
Short-term investments	91,055	88,825
Receivables, net	32,599	41,259
Inventories, net	64,558	63,983
Deferred tax assets	—	496
Prepaid expenses and other current assets	2,557	1,890

Total current assets	257,398	262,420
Property and equipment, net	21,894	22,157
Other non-current assets, net	11,023	11,851

TOTAL ASSETS	$290,315	$296,428

LIABILITIES AND EQUITY
Accounts payable	$11,060	$7,804
Accrued expenses	16,129	18,324
Accrued warranty	5,833	7,431
Deferred revenue	30,110	28,139
Customer deposits	14,742	15,494

Total current liabilities	77,874	77,192
Other non-current liabilities	2,699	3,487

TOTAL LIABILITIES	80,573	80,679

Total shareholders’ equity	201,659	213,594
Noncontrolling interests	8,083	2,155

TOTAL EQUITY	209,742	215,749

TOTAL LIABILITIES AND EQUITY	$290,315	$296,428